CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our report dated February 24, 2020, relating to the financial statements and financial highlights of First Trust Value Line® 100 Exchange-Traded Fund (“FVL”), a series of First Trust Exchange-Traded Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Additional Information about FVL and FVD” in the Proxy Statement/Prospectus, “Financial Statements” in the Statement of Additional Information, “Financial Highlights” in the FVL Prospectus, “Additional Information”, “Miscellaneous Information” and “Financial Statements” in the FVL Statement of Additional Information, “Financial Highlights” in the First Trust Value Line® Dividend Index Fund (“FVD”) Prospectus, “Additional Information”, “Miscellaneous Information” and “Financial Statements” in the FVD Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 30, 2020